Exhibit 10.6
FIRST AMENDMENT
TO
AMENDED AND RESTATED LOAN AGREEMENT
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is dated June 17, 2010, by and between PORTRAIT INNOVATIONS, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, N.A., a national banking association, successor by merger to Wachovia Bank, National Association (“Bank”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement (as hereinafter defined).
     WHEREAS, that certain Amended and Restated Loan Agreement dated as of October 30, 2009, between Bank and Borrower (as amended or otherwise modified to date, the “Loan Agreement”), was executed in connection with a loan from Bank to Borrower in the aggregate amount of Twenty Million and No/100 Dollars ($20,000,000.00) (the “Loan”), as evidenced by that certain Amended and Restated Promissory Note (the “Note) of even date with the Loan Agreement, in the original principal amount of $20,000,000.00, and executed by Borrower in favor of Bank;
     WHEREAS, Borrower has requested that Bank agree to modify certain terms of the Loan Agreement; and
     WHEREAS, Bank has agreed to such modifications, subject to the terms and conditions set forth in this Amendment.
     NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, the parties agree as follows:
1. The “Capital Expenditures” subsection of the section of the Loan Agreement entitled “FINANCIAL COVENANTS” is deleted in its entirety and the following is substituted in its stead:
Capital Expenditures. Capital expenditures during each fiscal quarter shall be permitted, provided that the maximum aggregate fiscal year-to-date amount of capital expenditures (exclusive of construction allowances) set forth opposite the applicable fiscal quarter in the table below is not exceeded, and provided that Borrower is in compliance with the other financial covenants set forth in this Agreement:

Fiscal Quarter Ending:	Maximum Aggregate Fiscal Year-To-Date Amount:
May 2, 2010	$5,000,000
August 1, 2010	$10,000,000
October 31, 2010	$16,000,000
January 30, 2011	$18,000,000
May 1, 2011	$6,000,000
July 31, 2011	$13,000,000
October 30, 2011	$19,000,000
January 29, 2012	$23,000,000
2. The “Minimum EBITDA” subsection of the section of the Loan Agreement entitled “FINANCIAL COVENANTS” is deleted in its entirety and the following is substituted in its stead:
Minimum EBITDA. (a) Borrower shall achieve the following minimum quarterly EBITDA levels, in each case calculated at the end of the referenced fiscal quarter for such quarter then ended:

Fiscal Quarter Ending:	Minimum Quarterly EBITDA:
May 2, 2010	$3,800,000
August 1, 2010	$1,700,000
October 31, 2010	$1,000,000
January 30, 2011	$11,000,000
May 1, 2011	$4,000,000
July 31, 2011	$2,100,000
October 30, 2011	$1,200,000
January 29, 2012	$12,700,000
     (b) In addition, Borrower shall achieve the following minimum annual EBITDA levels calculated quarterly on a rolling four quarters basis:

Fiscal Quarter Ending:	Minimum Quarterly EBITDA:
May 2, 2010	$16,000,000
August 1, 2010	$16,000,000
October 31, 2010	$16,000,000
January 30, 2011	$17,500,000
May 1, 2011	$18,000,000
July 31, 2011	$18,000,000
October 30, 2011	$18,000,000
January 29, 2012	$20,000,000
     “EBITDA” shall mean the sum of earnings, before interest, taxes, depreciation and amortization.
     3. The “Fixed Charge Coverage Ratio” subsection of the section of the Loan Agreement entitled “FINANCIAL COVENANTS” is deleted in its entirety and the following is substituted in its stead:
Fixed Charge Coverage Ratio. Borrower shall, in each case, as of the applicable period, maintain a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00 from the date of this Note through the fiscal quarter ending January 31, 2011. Borrower shall, in each case, as of the applicable period, maintain a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00 from the fiscal quarter ending April 30, 2011 through the maturity date. This covenant shall be calculated quarterly, on a rolling four quarters basis. “Fixed Charge Coverage Ratio” shall mean EBITDA minus dividends divided by the sum of interest expense, current maturities of long term debt (excluding the Loan) and capital leases, sixty-five percent (65%) of depreciation expense, and actual taxes paid.
     4. The “Adjusted Funded Debt to EBITDAR Ratio” subsection of the section of the Loan Agreement entitled “FINANCIAL COVENANTS” is deleted in its entirety and the following is substituted in its stead:
Adjusted Funded Debt to EBITDAR Ratio. Borrower shall maintain an Adjusted Funded Debt to EBITDAR Ratio, in each case, as of the applicable period, of not more than 4.50 to 1.00, with EBITDAR to be measured on a rolling four quarters basis and Funded Debt to be measured as of the fiscal quarter ending April 30, 2010, and quarterly thereafter. “Adjusted Funded Debt” shall mean Funded Debt plus a multiple of eight times rolling four quarter rent expense. “EBITDAR” shall mean EBITDA plus rent. “Funded Debt” shall mean, as applied to any person or entity, the sum of all indebtedness for borrowed money (including, without limitation, capital lease and synthetic lease obligations, subordinated debt (including debt subordinated to the Bank), and unreimbursed drawings under letters of credit), or any other monetary obligation evidenced by a note, bond, debenture or other agreement or similar instrument of that person or entity.
     5. Except as may be modified or waived by Bank, in its sole discretion, the effectiveness of this Amendment shall be subject to full and complete satisfaction of the following conditions:

     (a) Execution of Documents. Borrower shall have executed and delivered, or caused to be executed and delivered all documents required by Bank in connection with this Amendment, all in form and substance satisfactory to Bank.
     (b) Material Adverse Change. There shall have been no material adverse change in Borrower’s financial condition or its business since the date of the most recent financial statements furnished to Bank.
     (c) Payment of Fees and Expenses. Borrower shall have paid (i) an amendment fee equal to one-tenth percent (0.10%) of the face amount of the Note, and (ii) reasonable fees and expenses of Bank’s counsel incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and any other instruments or documents to be delivered in connection herewith.
     6. Pursuant to the section of the Loan Agreement entitled “Financial Covenants,” Borrower is required to achieve a minimum quarterly EBIDTA of $10,500,000.00 in the fiscal quarter ending January 31, 2010. Borrower failed to achieve the minimum quarterly EBITDA, which constitutes a Default under the Loan Documents (as defined in the Note) (the “January 2010 Minimum Quarterly EBITDA Default”). Bank has agreed to waive the January 2010 Minimum Quarterly EBITDA Default, but the waiver is expressly limited to the specific January 2010 Minimum Quarterly EBITDA Default and shall not be deemed to be a consent to, or a waiver of, any other conditions or requirements set forth in the Loan Agreement or the other Loan Documents. Bank’s waiver of the January 2010 Minimum Quarterly EBITDA Default applies solely to the quarter ending in January 2010 and shall not be deemed a waiver of the minimum quarterly EBITDA requirement for future quarters.
     7. Borrower represents and warrants to Bank that all representations and warranties given by Borrower in the Loan Agreement, as modified by this Amendment, are true and correct in all material respects as of the date hereof, except for those representations and warranties made as of a specific date, which are true and correct as of such date. Borrower represents and warrants to Bank that Borrower is in compliance in all material respects with all of the covenants of Borrower contained in the Loan Agreement, as amended by this Amendment, and that no Default has occurred and is continuing.
     8. Except as heretofore or herein expressly modified, or as may otherwise be inconsistent with the terms of this Amendment (in which case the terms and conditions of this Amendment shall govern), the parties acknowledge and agree that (a) all terms of the Loan Agreement and all documents and instruments executed and delivered in furtherance thereof shall be and remain in full force and effect, and the same are hereby ratified and confirmed in all respects, and Borrower hereby confirms each and every one of its obligations under the Loan Agreement as amended by this Amendment; and (b) on and after the effective date of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Loan Agreement, and each reference in the Loan Documents or any other documents evidencing, securing or relating to the Loan, or any part thereof, to the “Loan Agreement,” “thereunder,” “thereof,” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended by this Amendment.
     This Amendment shall be limited precisely as written and shall not be deemed to (a) be a consent to the modification or waiver of any term or condition of the Loan Agreement not modified or waived herein or of any of the instruments or agreements referred to therein, or (b) prejudice any right which Bank may now have under or in connection with the Loan Agreement as amended by this Amendment.
     This Amendment shall not limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Bank or Borrower under the Loan Agreement, and, other than as expressly set forth herein, shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (excluding its conflicts of law rules) and shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first set forth above.

BORROWER: PORTRAIT INNOVATIONS, INC., a Delaware corporation
By:	/s/ John Grosso		(SEAL)
	Name:	John Grosso
	Title:	President

BANK: WELLS FARGO BANK, N.A., a national banking association, successor by merger to Wachovia Bank, National Association
By:	/s/ Cavan J. Harris		(SEAL)
	Name:	Cavan J. Harris
	Title:	Senior Vice President

6